Exhibit 99.1

News Release For more information, please contact: Investors: Debbie Hancock 208-202-7259 investors@lambweston.com Media: Erin Gardiner 208-202-7257 communication@lambweston.com

Lamb Weston Announces Q4 and Full Year Fiscal 2026 Results; Company Delivered Net Sales and Adjusted EBITDA Exceeding High End of Guidance and Advanced Focus to Win Strategy
Strong North America performance more than offsets International challenges

•Net Sales for the full-year fiscal 2026 increased 2% year-over-year to $6,612 million and exceeded the high end of the Company’s guidance, which was $6,550 million
•Net Income and Adjusted Net Income(1) for the full-year fiscal 2026 were $290 million and $420 million
•Reported and Adjusted Diluted EPS(1) for the full-year fiscal 2026 were $2.08 and $3.01
•Adjusted EBITDA(1) for the full-year fiscal 2026 was $1,147 million and exceeded the high end of the Company’s guidance, which was $1,140 million
EAGLE, ID (July 24, 2026) – Lamb Weston Holdings, Inc. (NYSE: LW) announced today its fiscal fourth quarter and full year 2026 results and provided its fiscal 2027 outlook.
“This past year marked an important inflection point for our Company,” said Mike Smith, Lamb Weston president and CEO. “We overdelivered on our financial guidance with solid performance in sales and profitability, led by volume growth in North America. While disruption in the Middle East and input cost inflation have impacted our EMEA business, we have been taking actions to help mitigate this volatility in a challenging competitive environment.
“Looking forward, I am highly encouraged by the success we have seen in year one of Focus to Win, particularly the customer momentum that we built through new wins and strengthening of existing relationships. The quality and depth of our relationships combined with our focus on service, consistent delivery and exceptional product quality are contributing to share gains in North America.
“We advanced our 'executing with excellence' strategic pillar through supply chain and manufacturing operating improvements. Significant productivity gains generated cost savings to offset inflation and unexpected costs, as evidenced by our increased North America segment Q4 adjusted EBITDA margin.
“I am excited about the strategic work underway, led by Jan Craps, our executive chair, to focus our resources across our geographic footprint and create sustainable value for shareholders,” concluded Smith. “We look forward to sharing more details on our progress at an Investor Day in early calendar 2027.”

Q4 Results of Operations
Net Sales

$ in millions	Q4 2025	Sales Volume	Price/mix	FX	Q4 2026	% Change	% Change excl. FX (1)
Lamb Weston	$1,676	$118	$(51)	$27	$1,770	6%	4%
•Net sales increased 6 percent led by a 7 percent increase in sales volume and a 2 percent favorable currency impact, as well as the benefit of an extra week, partially offset by a 3 percent decline in price/mix. Sales volume grew for the sixth consecutive quarter.
Net Income, Adjusted EBITDA and Diluted EPS

$ in millions except earnings per share	Q4 2025	Q4 2026	% Change
Net Income	$120	$110	(9)%
Adjusted Net Income(1)	$130	$120	(8)%
Adjusted EBITDA(1)	$293	$288	(2)%

Diluted EPS	$0.85	$0.79	(7)%
Adjusted Diluted EPS(1)	$0.92	$0.87	(5)%
•Net income declined 9 percent. Adjusted EBITDA(1) declined 2 percent. Higher sales volume was more than offset by price/mix, higher cost of sales and selling, general and administrative expenses. Cost savings and operational improvements delivered lower manufacturing costs per pound.
North America Segment
Net Sales

$ in millions	Q4 2025	Sales Volume	Price/mix	FX	Q4 2026	% Change	% Change excl. FX (1)
North America	$1,103	$126	$(26)	$3	$1,206	9%	9%
•Net sales increased 9 percent. Sales volume grew for the sixth consecutive quarter and increased 11 percent, driven by customer contract wins, share gains, strong retention, and the benefit of an extra week.
•Price/mix declined 2 percent from modest price and trade support for customers and continued mix shift toward faster-growing chain customers and private-label products.
Segment Adjusted EBITDA

$ in millions	Q4 2025	Q4 2026	% Change
North America	$260	$305	17%
•Segment Adjusted EBITDA increased due to higher sales volumes and lower manufacturing costs per pound reflecting leverage from the cost savings initiatives and improved operating efficiencies, which more than offset higher inflation, unfavorable price/mix, and higher operating expenses.
International Segment
Net Sales

$ in millions	Q4 2025	Sales Volume	Price/mix	FX	Q4 2026	% Change	% Change excl. FX (1)
International	$573	$(8)	$(25)	$24	$564	(2)%	(6)%
•Net sales declined 2 percent, led by a sales volume decline of 2 percent and price/mix decline of 4 percent, partially offset by favorable currency impact. Sales growth in Asia Pacific and Latin America, as well as the benefit of an extra week, was more than offset by challenging market conditions in EMEA, including the impact of the Middle East conflict which began early in the fourth quarter of fiscal 2026.

Segment Adjusted EBITDA

$ in millions	Q4 2025	Q4 2026	% Change
International	$63	$12	(81)%
•Segment Adjusted EBITDA declined due to lower net sales, higher manufacturing costs per pound and higher operating expenses.
Fiscal Year 2026 Results
Net Sales

$ in millions	FY 2025	Sales Volume	Price/mix	FX	FY 2026	% Change	% Change excl. FX (1)
Lamb Weston	$6,451	$437	$(399)	$123	$6,612	2%	1%
•Net sales increased 2 percent, led by a 7 percent increase in sales volume and 1 percent increase in favorable currency impact, partially offset by a 6 percent decrease in price/mix. Sales volume increased in North America, Asia Pacific and Latin America.
•Fiscal 2026 benefited $127.1 million from the 53rd week in the fiscal year.
Net Income, Adjusted EBITDA and Diluted EPS

$ in millions except earnings per share	FY 2025	FY 2026	% Change
Net Income	$357	$290	(19)%
Adjusted Net Income(1)	$512	$420	(18)%
Adjusted EBITDA(1)	$1,260	$1,147	(9)%

Diluted EPS	$2.50	$2.08	(17)%
Adjusted Diluted EPS(1)	$3.58	$3.01	(16)%
•Net income declined 19 percent. Adjusted EBITDA(1) declined 9 percent. Higher sales volumes, cost savings and lower manufacturing costs per pound were more than offset by investments in customers and input cost inflation.
•Fiscal 2026 benefited $28.9 million from the 53rd week in the fiscal year.
North America Segment
Net Sales

$ in millions	FY 2025	Sales Volume	Price/mix	FX	FY 2026	% Change	% Change excl. FX (1)
North America	$4,265	$386	$(264)	$8	$4,395	3%	3%
•Net sales increased 3 percent, led by a 9 percent increase in sales volume, partially offset by a 6 percent price/mix decline.
•Fiscal 2026 benefited $86.4 million from the 53rd week in the fiscal year.
Segment Adjusted EBITDA

$ in millions	FY 2025	FY 2026	% Change
North America	$1,109	$1,142	3%
•North America segment adjusted EBITDA increased 3 percent. Sales volume growth, lower manufacturing costs per pound and the benefit of cost savings more than offset inflation and customer investments.
•Fiscal 2026 benefited $25.5 million from the 53rd week in the fiscal year.

International Segment
Net Sales

$ in millions	FY 2025	Sales Volume	Price/mix	FX	FY 2026	% Change	% Change excl. FX (1)
International	$2,186	$51	$(135)	$115	$2,217	1%	(4)%
•Net sales increased 1 percent, led by a 5 percent favorable currency impact and 2 percent sales volume growth, partially offset by a 6 percent decline in price/mix.
•Fiscal 2026 benefited $40.7 million from the 53rd week in the fiscal year.
Segment Adjusted EBITDA

$ in millions	FY 2025	FY 2026	% Change
International	$258	$115	(55)%
•International segment adjusted EBITDA declined 55 percent. The decline reflects lower sales excluding FX, price/mix, which is reflective of the competitive challenges in EMEA, and higher manufacturing costs per pound, including a $33.1 million incremental pre-tax charge for potato write-offs, all of which were partially offset by cost savings initiatives.
•Fiscal 2026 benefited $4.0 million from the 53rd week in the fiscal year.
Cash Flows, Capital Expenditures and Liquidity
Cash provided by operating activities for fiscal 2026 increased $74.6 million to $942.9 million compared to fiscal 2025. The increase largely relates to $55.1 million of favorable changes in working capital, led by higher accrued liabilities from compensation and benefit accruals tied to higher performance achievement and lower inventories and a $19.5 million increase in net income, adjusted for non-cash items.
Capital expenditures were $410.1 million during fiscal 2026, down $240.6 million from the prior year. The decrease in capital expenditures reflects the completion of major growth initiatives as well as the Company’s ongoing initiatives to reduce structural capital intensity as part of its Focus to Win strategy.
As of May 31, 2026, the Company had $68.2 million of cash and cash equivalents, with $1.28 billion of additional available liquidity under its revolving credit facility. The Company had net repayments of $240.7 million related to short-term and long-term debt during fiscal 2026.
Capital Returned to Shareholders
In the fourth quarter of fiscal 2026, the Company returned $116.0 million to shareholders. This includes $52.8 million paid to shareholders through cash dividends and $63.2 million of common stock repurchased under its share repurchase program, consisting of approximately 1.5 million shares at an average price of $41.04 per share.
In fiscal 2026, the Company returned a total of $320.7 million to shareholders. This includes $207.5 million in cash dividends and $113.2 million of repurchased common stock, consisting of approximately 2.3 million shares at an average price of $48.28 per share. Approximately $245 million remains authorized and available for repurchase under the Company’s share repurchase program.
On July 23, 2026, the Board of Directors declared a quarterly dividend of $0.38 per share of Lamb Weston common stock. The dividend is payable on September 4, 2026, to shareholders of record as of the close of business on August 7, 2026.
Cost Savings Program
In July 2025, the Company launched its Focus to Win strategy, including a three-year Cost Savings Program to deliver at least $250 million of annualized run rate savings by the end of fiscal 2028. The Company exceeded its $100 million savings milestone for fiscal 2026. Based on the success of the program to date in delivering structural savings to supply chain and reducing SG&A costs, the Company will continue to pursue additional opportunities to improve its cost structure and capital efficiency.

Fiscal 2027 Outlook
The Company’s financial targets for fiscal 2027 are as follows:

	Fiscal 2026 Actual (53-Weeks Ended)	Fiscal 2026 (52-Week Adjusted)(a)	Fiscal 2027 Guidance (52-Weeks Ended)
Net Sales (b)	$6.6 billion	$6.5 billion	0.0% to 1.0%
Adjusted EBITDA(1)	$1.15 billion	$1.1 billion	$1.1 billion to $1.2 billion
Adjusted Diluted EPS(1)	$3.01	$2.90	$2.95 to $3.25
Capital Expenditures (c)	$410 million		$380 to $410 million
_______________________
(a)Fiscal 2026 (52-week adjusted) excludes the benefit of the additional 53rd week.
(b)Percent increase for Net Sales compared to Fiscal 2026 (52-week adjusted)
(c)Represents estimated cash outflows for capital expenditures. On an accrual basis, capital expenditures are expected to be approximately $330 to $350 million.
The Company’s other financial targets are as follows:
•Adjusted Income from Operations(1) of $720 million to $800 million;
•Depreciation and amortization expense of approximately $410 million;
•Interest expense, net of approximately $190 million;
•An adjusted effective tax rate(2) (full year) of approximately 25.5 percent to 27.5 percent, excluding the impact of comparability items;
•Diluted outstanding common shares in the range of 137.5 million to 139.0 million; and,
•Net cash provided by operating activities of $750 million to $800 million.

End Notes
(1)Adjusted Net Income, Adjusted Diluted EPS, Adjusted Income from Operations, Adjusted EBITDA, and net sales excluding FX are non-GAAP financial measures. Net sales excluding FX presents results as if foreign currency exchange rates had remained constant between the current and prior year periods. This measure is calculated by translating current year financial data into United States dollars using the prior year average exchange rates, which is the same basis used for the prior year results. Please see the discussion of non-GAAP financial measures, including a discussion of guidance provided on a non-GAAP basis, and the associated reconciliations at the end of this press release for more information.
(2)The adjusted effective tax rate is calculated as the ratio of income tax expense to pre-tax income, inclusive of equity method investment earnings.
Webcast and Conference Call Information
Lamb Weston will host a conference call to review its fourth quarter and full-year fiscal 2026 results at 09:00 a.m. EDT on July 24, 2026. Participants in the U.S. and Canada may access the conference call by dialing 1-800-330-6710 and participants outside the U.S. and Canada should dial +1 213-279-1505. The conference ID is 9814300. The conference call also may be accessed live on the internet. Participants can register for the event at: https://event.webcasts.com/starthere.jsp?ei=1766654&tp_key=019fcdcd6a
A rebroadcast of the conference call will be available beginning on Friday, July 24, 2026, after 2:00 p.m. EDT at https://investors.lambweston.com/news-events/events-and-presentations.
About Lamb Weston
Lamb Weston is a leading supplier of frozen potato products to restaurants and retailers around the world. For more than 75 years, Lamb Weston has led the industry in innovation, introducing inventive products that simplify back-of-house management for its customers and make things more delicious for their customers. From the fields where Lamb Weston potatoes are grown to proactive customer partnerships, Lamb Weston always strives for more and never settles. Because, when we look at a potato, we see possibilities. Learn more about us at lambweston.com.
Non-GAAP Financial Measures
To supplement the financial information included in this press release, the Company has presented Adjusted Gross Profit, Adjusted SG&A, Adjusted Cost Savings Program and Restructuring Expenses, Adjusted Income from Operations, Adjusted Income Tax Expense (Benefit), Adjusted Equity Method Investment Earnings, Adjusted Net Income, Adjusted Diluted EPS, and Adjusted EBITDA, each of which is considered a non-GAAP financial measure. The Company also presents net sales excluding FX and net sales excluding FX and extra week, which provide information on net sales as if foreign currency exchange rates had remained constant between the current and prior-year periods and as if there were only thirteen and fifty-two weeks in the fiscal quarter and fiscal year, respectively. The non-GAAP financial measures presented in this press release should be viewed in addition to, and not as an alternative for, financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) that are also presented in this press release. These measures are not substitutes for their comparable GAAP financial measures, such as gross profit, SG&A, cost savings and restructuring expenses, income from operations, income tax expense, equity method investment earnings (loss), net income, diluted earnings per share, net sales, and other measures prescribed by GAAP, and there are limitations to using non-GAAP financial measures. For example, the non-GAAP financial measures presented in this press release may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define these non-GAAP financial measures the same way as the Company does.
Management uses these non-GAAP financial measures to assist in analyzing what management views as the Company’s core operating performance for purposes of business decision making. Management believes that presenting these non-GAAP financial measures provides investors with useful supplemental information because they (i) provide meaningful supplemental information regarding financial performance by excluding impacts of foreign currency exchange translation and unrealized mark-to-market derivative gains and losses and other items affecting comparability between periods; (ii) permit investors to view the Company’s operating and financial performance using the same tools that management uses to evaluate performance across periods and to make budgeting, operating and strategic decisions; and (iii) otherwise provide supplemental information that may be useful to investors in evaluating the Company’s operating and financial performance. In addition, the Company believes that the presentation of these non-GAAP financial measures, when considered together with the most directly comparable GAAP financial measures and corresponding reconciliations to those GAAP financial measures, provides investors with additional tools to understand the factors and trends affecting the Company's underlying business than could be obtained absent these disclosures.
The Company has also provided guidance in this press release with respect to certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Diluted EPS and Adjusted Income from Operations. The Company cannot predict certain items that are included in reported GAAP results, including items such as costs and other charges relating to the Company’s Cost Savings Program, Restructuring Plan or other cost savings initiatives; strategic developments; impacts of unrealized mark-to-market derivative gains and losses; impacts of foreign currency exchange gains and losses; impacts of blue chip swap transactions; other non-recurring items such as shareholder activism expenses; and other items impacting comparability. This list is not inclusive of all potential items, and the Company intends to update the list as appropriate as these items are evaluated on an ongoing basis. In addition, the items that cannot be predicted can be highly variable and could potentially have significant impacts on the Company’s GAAP financial measures. As such, prospective quantification of these items is not feasible without unreasonable efforts, and a reconciliation of forward-looking Adjusted EBITDA, Adjusted Diluted EPS and Adjusted Income from Operations to net income, diluted EPS or income from operations has not been provided.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. Words such as “expect,” “take,” “mitigate,” “focus,” “create,” “deliver,” “will,” “continue,” “pursue,” “improve,” “reduce,” “outlook,” “target,” and variations of such words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding: the Company’s business and financial outlook and prospects; the Company’s plans and strategies and anticipated benefits therefrom, including with respect to the Company’s cost savings initiatives; anticipated capital expenditures and investments and other costs; anticipated conditions in the Company’s industry; and global economic conditions. These forward-looking statements are based on management’s current expectations and are subject to uncertainties and changes in circumstances. Readers of this press release should understand that these statements are not guarantees of performance or results. Many factors could affect these forward-looking statements and the Company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this press release. These risks and uncertainties include, among other things: consumer preferences, including restaurant traffic in North America and the Company’s international markets, and an uncertain general economic environment, including as a result of tariffs and other trade policies, inflationary pressures and recessionary concerns, any of which could adversely impact the Company’s business, financial condition or results of operations, including as a result of impacts on the demand and prices for the Company’s products; the competitive environment and related conditions in the markets in which the Company operates; the availability and prices of raw materials and other commodities; operational challenges; the Company’s ability to successfully implement the Cost Savings Program or other cost savings or efficiency initiatives, including achieving the expected benefits of those activities and possible changes in the size and timing of related charges; the Company’s dependence on information technology and systems, including service interruptions, misappropriation of data, or breaches of security, as well as difficulties, disruptions or delays in implementing new technology; levels of labor and people-related expenses; the Company’s ability to successfully execute its long-term value creation strategies, including the Company’s Focus to Win strategy; the Company’s ability to execute on large capital projects; political and economic conditions in the countries in which the Company conducts business and other factors related to its international operations; disruptions in the global economy caused by conflicts such as the wars in Ukraine and the Middle East and the possible related heightening of the Company’s other known risks; the ultimate outcome of litigation or any product recalls or withdrawals; changes in the Company’s relationships with its growers or significant customers; impacts on the Company’s business due to health pandemics or other contagious outbreaks, such as the COVID-19 pandemic, including impacts on demand for its products, increased costs, disruption of supply, other constraints in the availability of key commodities and other necessary services or restrictions imposed by public health authorities or governments; disruption of the Company’s access to export mechanisms; risks associated with integrating acquired businesses; risks associated with other possible acquisitions; the Company’s debt levels; actions of governments and regulatory factors affecting the Company’s businesses; the Company’s ability to pay regular quarterly cash dividends or otherwise return capital to stockholders and the amounts and timing of any future dividends or other stockholders returns; and other risks described in the Company’s reports filed from time to time with the Securities and Exchange Commission (“SEC”). The Company cautions readers not to place undue reliance on any forward-looking statements included in this press release, which speak only as of the date of this press release. The Company undertakes no responsibility for updating these statements, except as required by law.

Lamb Weston Holdings, Inc.
Consolidated Statements of Earnings
(unaudited, in millions, except per share amounts)

		Fourteen and Thirteen Weeks Ended		Fifty-Three and Fifty-Two Weeks Ended
		May 31, 2026	May 25, 2025	May 31, 2026	May 25, 2025
Net sales	(1)	$1,770.1	$1,675.8	$6,612.3	$6,451.3
Cost of sales	(1)	1,408.7	1,333.5	5,252.6	5,052.7
Gross profit		361.4	342.3	1,359.7	1,398.6
Selling, general and administrative expenses		183.2	140.7	664.6	633.5
Cost Savings Program and Restructuring expenses		9.4	15.8	104.0	100.0
Income from operations		168.8	185.8	591.1	665.1
Interest expense, net		47.5	44.2	180.5	180.0
Income before income taxes and equity method earnings		121.3	141.6	410.6	485.1
Income tax expense		13.9	21.4	128.1	143.1
Equity method investment earnings (loss)		2.2	(0.3)	7.5	15.2
Net income		$109.6	$119.9	$290.0	$357.2
Earnings per share:
Basic		$0.80	$0.85	$2.09	$2.51
Diluted		$0.79	$0.85	$2.08	$2.50
Dividends declared per common share		$0.38	$0.37	$1.50	$1.46
Weighted average common shares outstanding:
Basic		137.7	140.6	138.9	142.2
Diluted		138.0	141.0	139.1	142.7
_______________________________________________
(1)The fifty-two weeks ended May 25, 2025, include an approximately $31 million charge ($23 million after-tax, or $0.16 per share) related to the Company’s previously announced voluntary product withdrawal. This includes an approximately $9 million loss ($7 million after-tax, or $0.05 per share) in net sales and an approximately $22 million charge ($17 million after-tax, or $0.12 per share) in cost of sales. The total charge was allocated to the reporting segments as follows: $19 million to North America and $12 million to International. There was no impact in the thirteen weeks ended May 25, 2025.

Lamb Weston Holdings, Inc.
Consolidated Balance Sheets
(unaudited, in millions, except share data)

	May 31, 2026	May 25, 2025
ASSETS
Current assets:
Cash and cash equivalents	$68.2	$70.7
Receivables, net of allowances of $1.9 and $0.9	779.1	781.6
Inventories	968.5	1,035.4
Prepaid expenses and other current assets	198.6	145.0
Total current assets	2,014.4	2,032.7
Property, plant and equipment, net	3,690.0	3,687.9
Operating lease assets	111.6	113.2
Goodwill	1,130.1	1,090.2
Intangible assets, net	108.3	114.0
Other assets	325.7	354.6
Total assets	$7,380.1	$7,392.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term borrowings	$249.4	$370.8
Current portion of long-term debt and financing obligations	70.6	77.8
Accounts payable	613.1	616.4
Accrued liabilities	482.4	411.0
Total current liabilities	1,415.5	1,476.0
Long-term liabilities:
Long-term debt and financing obligations, excluding current portion	3,595.2	3,682.8
Deferred income taxes	297.5	253.5
Other noncurrent liabilities	247.0	242.6
Total long-term liabilities	4,139.7	4,178.9
Commitments and contingencies
Stockholders’ equity:
Common stock of $1.00 par value, 600,000,000 shares authorized; 152,134,757 and 151,390,267 shares issued	152.1	151.4
Treasury stock, at cost, 14,679,316 and 12,152,507 common shares	(961.8)	(838.0)
Additional distributed capital	(426.9)	(479.1)
Retained earnings	2,929.7	2,848.9
Accumulated other comprehensive income	131.8	54.5
Total stockholders’ equity	1,824.9	1,737.7
Total liabilities and stockholders’ equity	$7,380.1	$7,392.6

Lamb Weston Holdings, Inc.
Consolidated Statements of Cash Flows
(unaudited, in millions)

	For Fiscal Year
	2026	2025
Cash flows from operating activities
Net income	$290.0	$357.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangibles and debt issuance costs	396.7	374.8
Stock-settled, stock-based compensation expense	46.2	39.5
Equity method investment (earnings) loss, net of distributions	(2.5)	11.9
Deferred income taxes	40.5	0.6
Cost Savings Program and Restructuring expenses	37.8	48.7
Blue chip swap transaction gains	—	(21.1)
Other	1.0	(21.4)
Changes in operating assets and liabilities:
Receivables	20.3	(22.2)
Inventories	77.8	112.6
Income taxes payable/receivable, net	(41.9)	(10.3)
Prepaid expenses and other current assets	(2.6)	9.5
Accounts payable	(1.5)	2.0
Accrued liabilities	81.1	(13.5)
Net cash provided by operating activities	$942.9	$868.3
Cash flows from investing activities
Additions to property, plant and equipment	(402.7)	(638.2)
Additions to other long-term assets	(7.4)	(33.6)
Proceeds from sale of property, plant and equipment	26.0	2.0
Proceeds from blue chip swap transactions, net of purchases	—	21.1
Other	3.9	0.7
Net cash used for investing activities	$(380.2)	$(648.0)
Cash flows from financing activities
Proceeds from short-term borrowings	1,169.8	1,738.5
Repayments of short-term borrowings	(1,296.9)	(1,695.7)
Proceeds from issuance of debt	103.5	525.3
Repayments of debt and financing obligations	(217.1)	(276.6)
Dividends paid	(207.5)	(206.9)
Repurchase of common stock and common stock withheld to cover taxes	(122.8)	(294.4)
Other	1.9	(15.2)
Net cash used for financing activities	$(569.1)	$(225.0)
Effect of exchange rate changes on cash and cash equivalents	3.9	4.0
Net decrease in cash and cash equivalents	(2.5)	(0.7)
Cash and cash equivalents, beginning of period	70.7	71.4
Cash and cash equivalents, end of period	$68.2	$70.7

Lamb Weston Holdings, Inc.
Segment Information
(unaudited, in millions, except percentages)

	Fourteen and Thirteen Weeks Ended
	May 31, 2026	May 25, 2025	% Increase (Decrease)	% Sales Volume	% Price/Mix	% FX
Segment net sales (2)
North America	$1,206.2	$1,103.1	9%	11%	(2%)	—%
International	563.9	572.7	(2%)	(2%)	(4%)	4%
	$1,770.1	$1,675.8	6%	7%	(3%)	2%

Segment Adjusted EBITDA (1)(3)
North America	$304.7	$259.6	17%
International	11.8	63.5	(81%)

	Fifty-Three and Fifty-Two Weeks Ended
	May 31, 2026	May 25, 2025	% Increase (Decrease)	% Sales Volume	% Price/Mix	% FX
Segment net sales (2)
North America	$4,395.2	$4,265.2	3%	9%	(6%)	—%
International	2,217.1	2,186.1	1%	2%	(6%)	5%
	$6,612.3	$6,451.3	2%	7%	(6%)	1%

Segment Adjusted EBITDA (1)(3)
North America	$1,142.3	$1,109.4	3%
International	114.7	257.6	(55%)
_______________________________________________
(1)Segment Adjusted EBITDA includes equity method investment earnings and excludes unallocated corporate costs including unrealized mark-to-market derivative gains and losses, foreign currency exchange gains and losses, gains on blue chip swap transactions, stock-based compensation expense, and items impacting comparability. See the definitions of significant items impacting comparability at the end of this press release.
See footnote (1) to the Consolidated Statements of Earnings for information regarding the impact of the voluntary product withdrawal.

(2)The fourth quarter of fiscal 2026 and full year fiscal 2026 had an additional week of results. A reconciliation of net sales to net sales excluding FX and net sales excluding FX and extra week (the 14th and 53rd week for the fourth quarter and full year fiscal 2026, respectively) is provided below.

Fourteen Weeks Ended May 31, 2026	Net Sales	FX	Net Sales excluding FX	Extra Week	Net Sales excluding FX and Extra Week
North America	$1,206.2	$(3.3)	$1,202.9	$(86.4)	$1,116.5
International	563.9	(24.4)	539.5	(40.7)	498.8
	$1,770.1	$(27.7)	$1,742.4	$(127.1)	$1,615.3

Fifty-Three Weeks Ended May 31, 2026	Net Sales	FX	Net Sales excluding FX	Extra Week	Net Sales excluding FX and Extra Week
North America	$4,395.2	$(7.8)	$4,387.4	$(86.4)	$4,301.0
International	2,217.1	(115.3)	2,101.8	(40.7)	2,061.1
	$6,612.3	$(123.1)	$6,489.2	$(127.1)	$6,362.1
(3)The following table reconciles Segment Adjusted EBITDA to segment adjusted EBITDA excluding an extra week (the 14th and 53rd weeks for the fourth quarter and full year fiscal 2026, respectively).
Foreign currency translation had a minimal impact on overall Segment Adjusted EBITDA for the periods presented, as the Company mitigates exposure by purchasing goods and services in local currency where practical.

Fourteen Weeks Ended May 31, 2026	Segment Adjusted EBITDA	Extra Week	Segment Adjusted EBITDA excluding Extra Week
North America	$304.7	$(25.5)	$279.2
International	11.8	(4.0)	7.8
Unallocated corporate costs	(28.9)	0.6	(28.3)
	$287.6	$(28.9)	$258.7

Fifty-Three Weeks Ended May 31, 2026	Segment Adjusted EBITDA	Extra Week	Segment Adjusted EBITDA excluding Extra Week
North America	$1,142.3	$(25.5)	$1,116.8
International	114.7	(4.0)	110.7
Unallocated corporate costs	(109.8)	0.6	(109.2)
	$1,147.2	$(28.9)	$1,118.3

Lamb Weston Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(unaudited, in millions, except per share amounts)

Fourteen Weeks Ended May 31, 2026		Gross Profit	SG&A	Cost Savings Program and Restructuring Expenses	Income From Operations	Interest Expense	Income Tax Expense (Benefit) (1)	Equity Method Investment Earnings (Loss)	Net Income	Diluted EPS
As reported		$361.4	$183.2	$9.4	$168.8	$47.5	$13.9	$2.2	$109.6	$0.79
Unrealized derivative gains and losses		(19.2)	(2.9)	—	(16.3)	—	(4.1)	—	(12.2)	(0.09)
Foreign currency exchange losses		—	(1.2)	—	1.2	—	0.3	—	0.9	—
Stock-based compensation		—	(15.6)	—	15.6	—	2.7	—	12.9	0.10
Items impacting comparability:
Cost Savings Program, Restructuring Plan, and other expenses		0.7	—	(9.4)	10.1	—	1.2	—	8.9	0.07
Total adjustments		(18.5)	(19.7)	(9.4)	10.6	—	0.1	—	10.5	0.08
Adjusted	(2)	$342.9	$163.5	$—	$179.4	$47.5	$14.0	$2.2	$120.1	$0.87

Thirteen Weeks Ended May 25, 2025
As reported		$342.3	$140.7	$15.8	$185.8	$44.2	$21.4	$(0.3)	$119.9	$0.85
Unrealized derivative gains and losses		2.1	13.4	—	(11.3)	—	(3.0)	—	(8.3)	(0.06)
Foreign currency exchange gains		—	2.0	—	(2.0)	—	(0.3)	—	(1.7)	(0.02)
Blue chip swap transaction gains		—	0.6	—	(0.6)	—	(0.3)	—	(0.3)	—
Stock-based compensation		—	(8.5)	—	8.5	—	1.3	—	7.2	0.05
Item impacting comparability:
Restructuring Plan expenses		(0.9)	—	(15.8)	14.9	—	4.0	1.5	12.4	0.09
Shareholder activism expense		—	(1.1)	—	1.1	—	0.3	—	0.8	0.01
Total adjustments		1.2	6.4	(15.8)	10.6	—	2.0	1.5	10.1	0.07
Adjusted	(2)	$343.5	$147.1	$—	$196.4	$44.2	$23.4	$1.2	$130.0	$0.92
_______________________________________________
(1)Items are tax effected at the marginal rate based on the applicable tax jurisdiction.
(2)See “Non-GAAP Financial Measures” and “Significant Items Impacting Comparability” in this press release for additional information.

Lamb Weston Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(unaudited, in millions, except per share amounts)

Fifty-Three Weeks Ended May 31, 2026		Gross Profit	SG&A	Cost Savings Program and Restructuring Expenses	Income From Operations	Interest Expense	Income Tax Expense (Benefit) (1)	Equity Method Investment Earnings	Net Income	Diluted EPS
As reported		$1,359.7	$664.6	$104.0	$591.1	$180.5	$128.1	$7.5	$290.0	$2.08
Unrealized derivative gains and losses		(30.1)	(10.0)	—	(20.1)	—	(4.9)	—	(15.2)	(0.11)
Foreign currency exchange gains		—	8.2	—	(8.2)	—	(2.5)	—	(5.7)	(0.05)
Stock-based compensation		—	(46.2)	—	46.2	—	7.7	—	38.5	0.28
Items impacting comparability:
Cost Savings Program, Restructuring Plan, and other expenses		7.6	—	(104.0)	111.6	—	13.5	—	98.1	0.71
Shareholder activism expense		—	(4.0)	—	4.0	—	0.9	—	3.1	0.02
Pension settlement		—	(14.2)	—	14.2	—	3.2	—	11.0	0.08
Total adjustments		(22.5)	(66.2)	(104.0)	147.7	—	17.9	—	129.8	0.93
Adjusted	(2)	$1,337.2	$598.4	$—	$738.8	$180.5	$146.0	$7.5	$419.8	$3.01

Fifty-Two Weeks Ended May 25, 2025
As reported		$1,398.6	$633.5	$100.0	$665.1	$180.0	$143.1	$15.2	$357.2	$2.50
Unrealized derivative gains		(13.4)	9.7	—	(23.1)	—	(5.9)	—	(17.2)	(0.12)
Foreign currency exchange losses		—	(15.2)	—	15.2	—	4.3	—	10.9	0.07
Blue chip swap transaction gains		—	21.1	—	(21.1)	—	(1.1)	—	(20.0)	(0.14)
Stock-based compensation		—	(39.5)	—	39.5	—	6.1	—	33.4	0.23
Items impacting comparability:
Restructuring Plan expenses		75.3	—	(100.0)	175.3	—	42.1	10.5	143.7	1.01
Shareholder activism expense		—	(5.2)	—	5.2	—	1.2	—	4.0	0.03
Total adjustments		61.9	(29.1)	(100.0)	191.0	—	46.7	10.5	154.8	1.08
Adjusted	(2)	$1,460.5	$604.4	$—	$856.1	$180.0	$189.8	$25.7	$512.0	$3.58
_______________________________________________
(1)Items are tax effected at the marginal rate based on the applicable tax jurisdiction.
(2)See “Non-GAAP Financial Measures” and “Significant Items Impacting Comparability” in this press release for additional information.

Lamb Weston Holdings, Inc.
Reconciliation of Non-GAAP Financial Measures
(unaudited, in millions)
To supplement the financial information included in this press release, the Company has presented Adjusted EBITDA, which the Company defines as earnings, less interest expense, income tax expense, depreciation and amortization, foreign currency exchange and unrealized mark-to-market derivative gains and losses, and certain items impacting comparability identified in the table below. Adjusted EBITDA is a non-GAAP financial measure. The following table reconciles net income to Adjusted EBITDA for the identified periods.

		Fourteen and Thirteen Weeks Ended		Fifty-Three and Fifty-Two Weeks Ended
		May 31, 2026	May 25, 2025	May 31, 2026	May 25, 2025
Net income	(1)	$109.6	$119.9	$290.0	$357.2
Interest expense, net		47.5	44.2	180.5	180.0
Income tax expense		13.9	21.4	128.1	143.1
Income from operations including equity method investment earnings	(2)	171.0	185.5	598.6	680.3
Depreciation and amortization	(3)	106.0	95.8	400.9	378.2
Unrealized derivative gains		(16.3)	(11.3)	(20.1)	(23.1)
Foreign currency exchange (gains) losses		1.2	(2.0)	(8.2)	15.2
Blue chip swap transaction gains		—	(0.6)	—	(21.1)
Stock-based compensation		15.6	8.5	46.2	39.5
Items impacting comparability:
Cost Savings Program, Restructuring Plan, and other expenses		10.1	16.4	111.6	185.8
Shareholder activism expense		—	1.1	4.0	5.2
Pension settlement		—	—	14.2	—
Adjusted EBITDA	(4)	$287.6	$293.4	$1,147.2	$1,260.0

Segment Adjusted EBITDA
North America		$304.7	$259.6	$1,142.3	$1,109.4
International		11.8	63.5	114.7	257.6
Unallocated corporate costs	(5)	(28.9)	(29.7)	(109.8)	(107.0)
Adjusted EBITDA	(4)	$287.6	$293.4	$1,147.2	$1,260.0
_______________________________________________
(1)See footnotes (1) to the Consolidated Statements of Earnings for more information.
(2)Lamb Weston holds a 50 percent equity interest in a U.S. potato processing joint venture, Lamb-Weston/RDO Frozen (“Lamb Weston RDO”). Lamb Weston accounts for its investment in Lamb Weston RDO under the equity method of accounting.
(3)Depreciation and amortization included interest expense, income tax expense, and depreciation and amortization from equity method investments of $2.3 million and $2.0 million for the fourteen and thirteen weeks ended May 31, 2026 and May 25, 2025, respectively, and $8.8 million and $8.2 million for the fifty-three weeks ended May 31, 2026 and fifty-two weeks ended May 25, 2025, respectively.
(4)See “Non-GAAP Financial Measures” and “Significant Items Impacting Comparability” in this press release for additional information.
(5)Results for the Company’s two operating segments reflect corporate support staff and services that are directly allocable to those segments. Unallocated corporate costs include costs related to corporate support staff and other support services, which include, but are not limited to, costs associated with the Company’s administrative, information technology, human resources, finance, and accounting functions that are not specifically allocated to the segments. In the table above, unallocated corporate costs exclude unrealized derivative gains and losses, foreign currency exchange gains and losses, blue chip swap transaction gains, and items impacting comparability. These items are added to net income as part of the reconciliation of net income to Adjusted EBITDA.

Significant Items Impacting Comparability
Below are descriptions of the items the Company has determined as adjustments to GAAP figures impacting Adjusted EBITDA and items occurring infrequently, that in management’s judgment, significantly affect the year-to-year assessment of operating results.
Unrealized derivative gains/losses
Certain commodity positions are recorded at mark-to-market balances and recognized in unallocated corporate items. Refer to Note 11 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for fiscal 2026 filed with the SEC on July 24, 2026.
Foreign currency exchange gains/losses
Foreign currency exchange activity is a result of change in exchange rate between the U.S. dollar and foreign currencies.
Blue chip swap transaction
Blue chip swap transactions is an indirect foreign exchange mechanism to transfer funds by purchasing bonds in a local currency and selling bonds internationally in exchange of U.S. dollars. This mechanism is used primarily in emerging markets like Argentina.
Stock-based compensation
Stock-based compensation relates to expense associated with stock compensation awards.
Cost Savings Program, Restructuring Plan, and other expenses
Expenses related to the Company’s Cost Savings Program announced in fiscal 2026 and its Restructuring Plan announced in fiscal 2025. Refer to Note 4 of the Notes to Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for fiscal 2026 filed with the SEC on July 24, 2026.
Shareholder activism
Expenses related to shareholder activism matters.
Pension settlement
Expenses related to the termination of the Company’s pension plan.